BancAnalysts Association of Boston Fall Conference November 3, 2017 Exhibit 99.1

Strategic initiatives 2

2017 YTD Results[1]

Results reflect continued execution of our strategic plan

Profitability

- Net income[2] increased 7% YTD
- Diluted EPS[2] increased 13% YTD
- Net interest income and other financing income (FTE) increased 4% YTD
- Net interest margin increased 18 bps YTD to 3.31%
- Non-interest expenses decreased 2% YTD; and the efficiency ratio improved 130bps
- Disciplined approach to credit continues to deliver positive results as we have experienced improvement in most credit metrics

Balance Sheet and Capital Optimization

- Remain committed to prudently growing loans while improving risk-adjusted returns
- Net interest income and other financing income continues to benefit from asset sensitive balance sheet and strong deposit franchise
- Returned over $1 billion to shareholders YTD through dividends and share repurchases

Focused on the Fundamentals

- Plan to eliminate $400 million in expenses well underway, expect to achieve majority by end of 2018; committed to additional expense reductions beyond the $400 million, details provided later this year
- Grew checking accounts, households, credit cards, wealth management relationships, assets under management and consumer loans
- Remain committed to offering superior service, as well as financial advice, guidance and education to help customers reach their financial goals

3

(1) Through September 30, 2017
(2) From Continuing Operations Available to Common

REGIONS

3Q17 Results and Outlook: • Pre-tax pre-provision income(1) increased $29 million or 6% compared to 2Q17; adjusted pre-tax pre-provision income(1) increased $22 million or 4% • Pre-tax pre-provision income(1) increased $27 million or 5% compared to 3Q16; adjusted pre-tax pre-provision income(1) increased $57 million or 12% • Asset sensitive profile supports net interest income despite lack of loan growth • Efficiency remains a top priority Adjusted PPI Selected Items 3Q16 4Q16 1Q17 2Q17 3Q17 467 488 $476 497 $492 502 $498 524 33 $500 3 $527 (12) (5) (4) Pre-tax pre-provision income (1) (1) Non-GAAP; see appendix for reconciliation 4

Net interest income[1] growth and improving net interest margin

Net interest income[1] and net interest margin



($ in millions)
$856
$874
$881
$904
$921
3.06%
3.16%
3.25%
3.32%
3.36%
2.97%
3.04%
3.11%
3.22%
3.24%
3Q16
4Q16
1Q17
2Q17
3Q17
Net Interest Income and Other Financing Income (FTE)
Net Interest Margin (RF)
Net Interest Margin (Peer Median)(2)

3Q17 Results and Outlook

- Net interest income[1] (FTE) increased $17 million or 2%, and the net interest margin increased 4 bps compared to 2Q17
- NIM continues to outperform and is 12 bps above the peer median at 3Q17
- Excluding impact of interest recoveries, expect 4Q17 net interest income and related margin to grow modestly assuming a December Fed Funds rate increase

2017 Guidance - Full year net interest income[1] growth of 3%-5%

(1) Net interest income and other financing income
(2) Source: SNL Financial; Peer median includes BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, ZION

5

REGIONS

Non-interest income Capital markets Mortgage income Other Wealth management income Card and ATM fees Service charges on deposit accounts Selected items 3Q16 4Q16 1Q17 2Q17 3Q17 42 31 32 38 35 46 43 41 40 32 78 59 56 60 53 107 103 109 108 108 105 103 104 104 103 166 173 168 $510 169 175 55 $599 10 $522 6 $525 9 $515 Building sustainable franchise value (1) Non-GAAP; see appendix for reconciliation ($ in millions) 6 • Non-interest income decreased $10 million or 2% compared to 2Q17; Adjusted non-interest income(1) decreased $13 million or 3% ◦ 3Q17 adjusted non-interest income (1) includes $10 million in operating lease impairment charges in 3Q17 and $22 million YTD • Expect 4Q17 adjusted non-interest income to grow driven by an increase in capital markets and to a lesser extent mortgage, Card & ATM fees, and wealth management 2017 Guidance - Full year adjusted non- interest income relatively stable with 2016 3Q17 Results and Outlook (1)

Non-interest expenses Prudently managing expenses 3Q16 4Q16 1Q17 2Q17 3Q17 912 877 872 899 880 22 $934 22 $899 5 $877 10 $909 6 $886 65.3% 63.2% 62.7% 63.2% 61.7% (1) Non-GAAP; see appendix for reconciliation ($ in millions) Selected Items(1)Adjusted Non-Interest Expense(1) 7 • Non-interest expense decreased $23 million or 3% compared to 2Q17; adjusted non-interest expense(1) decreased $19 million or 2% ◦ Salaries and benefits decreased $14 million or 3% primarily due to reduced pension settlement charges and lower health insurance costs ◦ Professional fees decreased $7 million due to lower legal and consulting costs ◦ Declines partially offset by a $5 million increase in occupancy and a $7 million increase in other real estate owned expenses driven by recent hurricanes • Adjusted efficiency ratio(1) decreased 150 bps to 61.7% 3Q17 Results and Outlook 2017 Expectations: Full year adjusted non-interest expense growth of 0%-1%; full-year adjusted efficiency ratio ~62% and adjusted operating leverage of ~2% Adjusted efficiency ratio(1)

Stable asset quality

Net charge-offs and ratio

($ in millions)



$54
$83
$100
$68
$76
48
69
87
50
48
6
14
13
18
28
0.26%
0.41%
0.51%
0.34%
0.38%
3Q16
4Q16
1Q17
2Q17
3Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

NPLs and coverage ratio[1]

($ in millions)



$1,078
$995
$1,004
$823
$760
773
684
694
556
513
305
311
310
267
247
123%
138%
135%
163%
180%
104%
110%
106%
127%
137%
3Q16
4Q16
1Q17
2Q17
3Q17
NPLs (Non-Energy) (1)
NPLs (Direct Energy)(1)
Coverage Ratio
Coverage ratio excluding Direct Energy (2)

Criticized Business Loans

($ in millions)



$3,742
$3,612
$3,538
$3,280
$2,962
2,718
2,641
2,671
2,525
2,307
1,024
971
867
755
655
3Q16
4Q16
1Q17
2Q17
3Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

3Q17 Results and Outlook

- Provision for loan losses equaled net charge-offs and includes $40 million of estimated hurricane-related losses
- Decrease in non-accrual, criticized business services, and total troubled debt restructured loans driven by improvement in commercial loans
- Allowance for loan losses, as a percent of non-accrual loans, was 137%; excluding direct energy this ratio increased linked quarter from 163%[2] to 180%[2]
- Direct energy charge-offs totaled $28 million for the quarter and $59 million year-to-date through 3Q17

2017 Expectations: Net charge-offs of 35-50 bps.

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

8

REGIONS

Prudently managing loans

Average loans and leases


($ in billions)
$81.3
$80.6
$80.2
$80.1
$79.6
$31.1
$31.5
31.2
31.1
31.3
$50.2
$49.1
49.0
49.0
48.3
3Q16
4Q16
1Q17
2Q17
3Q17
Business Lending
Consumer Lending

3Q17 Results and Outlook

- Total new and renewed loan production remained solid up 9% compared to 3Q16 including business lending production up 15%; however elevated loan payoffs and pay downs drove a decline in total average balances
- Average consumer lending portfolio increased $180 million compared to 2Q17
- Average business lending portfolio decreased $705 million compared to 2Q17
- Current loan pipelines are higher than they have been all year
- Expect 4Q17 loan growth on an end to end basis

2017 Guidance - Excluding the impact of exiting the third-party indirect-vehicle portfolio, full year average loans are expected to be down slightly compared to the prior year

9

REGIONS

Average deposits by segment Consumer Bank Corporate Bank Wealth Management Other 3Q16 4Q16 1Q17 2Q17 3Q17 55.2 55.6 56.2 57.1 57.0 28.3 28.7 28.2 27.6 27.6 10.6 10.2 10.0 9.5 9.3 3.8 $97.9 4.0 $98.5 3.6 $98.0 3.3 $97.5 3.0 $96.9 Average deposits by type Optimizing deposit mix Low-cost deposits Time deposits + Other 3Q16 4Q16 1Q17 2Q17 3Q17 90.5 91.0 90.8 90.5 89.9 7.4 $97.9 7.5 $98.5 7.2 $98.0 7.0 $97.5 7.0 $96.9 ($ in billions) 10 ($ in billions) • Average deposits decreased $626 million compared to 2Q17 • Strategic actions to reduce higher cost deposits contributed to the decline • Average Consumer deposits experienced seasonal declines of $153 million • Average Corporate deposits increased $23 million • Deposit costs remained low at 17 basis points • Funding costs remained low at 37 basis points 3Q17 Results and Outlook 2017 Guidance - Full year average deposits are expected to be relatively stable with the prior year

$57 $8 $28 $3 3Q16 4Q16 1Q17 2Q17 3Q17 18 18 19 19 19 17 $35 18 $36 17 $36 17 $36 18 $37 Interest Bearing Deposits by Customer Type(1) ($ in billions) Non-Interest Bearing Deposits by Customer Type(1) ($ in billions) Other Segment Deposit advantage Deposits by Customer Type(1) (Retail vs. Business) • Retail deposits consist of consumer and private wealth accounts and represent 67% of total deposits • Business deposits consist of corporate, institutional and other accounts and represent 33% of total deposits • 38% of total average 3Q17 deposits are non-interest bearing deposits • Approximately 43% of our consumer low-cost deposit dollars have been customers for over 10 years • Deposit MSA stratification ◦ ~50% of deposits <1M people ◦ ~35% of deposits <500K people • Low loan-to-deposit ratio of 81% at 3Q17 3Q16 4Q16 1Q17 2Q17 3Q17 44 45 46 45 45 19 $63 17 $62 16 $62 16 $61 15 $60 11 Consumer Segment Private Wealth* Corporate Segment Institutional Trust* $1 * Private Wealth and Institutional Trust deposits are combined into the Wealth Management Segment. (1) Average Balances 3Q17 ($ in billions)

Deposit composition and pricing (as of September 30, 2017) • Regions' predominantly deposit funded balance sheet, which includes an attractive mix of low cost deposits, provides for a competitive funding advantage against the peer set ◦ 91% of liability funding is comprised of deposits, the second highest in the peer group ◦ 34% of liability funding is in non-interest bearing accounts, the third highest in the peer group • This advantage is evidenced in the current rising rate cycle through Regions' 11% deposit beta to date versus the peer median of 15.5% Interest bearing deposit betas Deposit funding composition Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, ZION Source: SNL Financial12 Peer median = 15.5% Peer median = 4.8b ps Peer median = 86% Peer median = 26%

Interest rate risk exposure
(as of September 30, 2017)

- Naturally asset sensitive balance sheet poised to benefit from rising interest rates
  - 48% of loans are floating rate, including loan hedges[1]
  - $31B of net contractual floating rate exposure[1][2][3]
  - Middle and long-term sensitivity primarily driven by fixed-rate lending and securities reinvestment,which are marginally accretive to NIM at current rate levels; diminished impact from premium amortization unless rate levels decline substantially
  - Predominantly funded (~90%) by deposit franchise, comprised mostly of smaller account, consumer balances; 45% is fixed rate (non-interest bearing or time)
- Loan hedges[1] used at the margin to protect earnings under low rates, while allowing for NII to expand as rates rise
- Deposit betas were approximately 54% through the last cycle and 11% so far this cycle[4], both at the lower end of peers

Portfolio Compositions



Assets
Other 15%
Securities 21%
$123B
Loans 64%
Liabilities
Deposits 92%
$107B
Borrowings 6%
Other 2%
Loans(1)(2)
Fixed 52%
$79B
Floating 48%
Deposits
Time 7%
Non-Interest Bearing Checking 38%
$98B
IB Checking, Money Market & Savings 55%
Wholesale Borrowings(1)
Fixed 32%
$7B
Floating 68%

Contractual Floating Rate Exposure[1][2][3]



($ in billions)
$11.7B
$22.2B
$2.0B
$1.7B
$2.9B
$11.7B
$20.5B
-$0.9B
FF/Prime
1M Libor
3M Libor
Assets
FF/Prime
1M Libor
3M Libor
Liabilities
FF/Prime
1M Libor
3M Libor
Net Exposure

(1) Including balance sheet hedges ($7.15B receive fixed loan swaps, $2.85B received fixed debt swaps)
(2) ARM mortgage loans are included as floating rate loans
(3) Excluding deposits, which are primarily management priced
(4) Last rising rate cycle measured from 2Q04 – 2Q07; current rising rate cycle measured from 3Q15 – 3Q17

13

REGIONS

Assumption Sensitivity Analysis (2)(3) ($ in millions) Standard Interest Rate Risk Scenario Assumptions Interest rate risk assumptions (as of September 30, 2017) (1) Growth expectations exclude the impact of third-party indirect-vehicle portfolio (2) Impacts of stresses to standard shock scenario are applied independently; not cumulative (3) Including balance sheet hedges ($7.15B receive fixed loan swaps, $2.85B received fixed debt swaps) 14

Strong capital levels Note: Regions’ and peer CET1 ratios are as of 9/30/17. Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB and ZION. Source: SNL Financial15 Basel III Common Equity Tier 1 Ratio Peer #1 Peer #2 RF Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 12.2 11.5 11.3 11.1 11.0 10.6 10.3 10.3 10.1 10.1 10.0 10.0 9.9 9.6 9.6 Capital Priorities

Capital Returned to Shareholders Dividends Share Repurchases 2014 2015 2016 9/30/17 YTD 247 304 318 267 256 $503 623 $927 839 $1,157 775 $1,042 Robust capital returns (1) Includes fees associated with open market share repurchases.16 • Received no objection to planned CCAR capital actions; Board authorized share repurchase program up to $1.47 billion, and a 29% increase in quarterly common stock dividend • Repurchased $500 million or 34.6 million shares of common stock in 3Q17, and declared $105 million in dividends to common shareholders • Sufficient capital to support organic growth, strategic investments, and a robust return to shareholders ($ in millions) (1)

Appendix, Non-GAAP and Forward Looking Statements 17

Regions aims to be the premier regional financial institution in America Line of Business Coverage Alabama – 205 Louisiana – 99 Arkansas – 77 Mississippi – 119 Florida – 320 Missouri – 55 Georgia – 120 North Carolina – 6 Illinois – 47 South Carolina – 25 Indiana – 50 Tennessee – 211 Iowa – 8 Texas – 72 Kentucky – 11 Ranked 16th Nationally in Total Deposits(2) Corporate Banking Business Capital Capital Markets Dealer Finance Equipment Finance Government/Institutional Specialized Industry Institutional Services Insurance Private Wealth Real Estate Corporate Banking Commercial Banking • • • • • • • • • • • • Branch Locations by State (1) Our banking franchise Birmingham, Alabama (1) Full Service branches as of 9/30/2017 (2) Source: SNL Financial as of 6/30/2017 18

Strength of our markets 19 Market Share Rank in Core States 80% of total deposits are in our core states Alabama - Mississippi - Florida Louisiana - Tennessee - Arkansas 80% Market Share in Top Markets Source: SNL Financial As of 6/30/2017 FDIC summary Regions Branches Regions Insurance Group

Selected items impacting earnings

($ amounts in millions, except per share data)	Quarter Ended 9/30/2017	6/30/2017	9/30/2016
Pre-tax adjusted items:			
Branch consolidation, property and equipment charges	$ (5)	$ (7)	$ (5)
Salaries and benefits related to severance charges	(1)	(3)	(3)
Loss on early extinguishment of debt	—	—	(14)
Securities gains (losses), net	8	1	—
Leveraged lease termination gains, net	1	—	8
Gain on sale of affordable housing residential mortgage loans	—	5	—
Insurance proceeds	—	—	47
Diluted EPS impact*	$ —	$ —	$ 0.01
Pre-tax additional selected items**:			
Operating lease impairment charges	$ (10)	$ (7)	$ —
Pension settlement charge	(2)	(10)	—
Hurricane-related impact on non-interest income and expense, net	(13)	—	—
Visa Class B shares expense	(4)	(1)	(11)
Oil spill recovery	—	—	10

- Incurred $5 million of 3Q17 expenses associated with branch consolidations and transfer of land held for future branch sites to held for sale
- Recognized $8 million in net securities gains in 3Q17
- Recognized $10 million of 3Q17 impairment charges associated with operating lease assets; recorded as reduction in non-interest income
- Recognized $2 million in 3Q17 pension-related settlement charges; included in salaries and employee benefits
- 3Q17 results negatively impacted by hurricanes:
  - Estimated impact on card & ATM income ~ $1 million
  - Estimated impact on occupancy and other real estate owned expense ~$5 and ~$7 million, respectively

* Based on income taxes at a 38.5% incremental rate.
** Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments.

20
REGIONS

2017 expectations 21 • Excluding the impact of the third-party indirect-vehicle portfolio, full year average loans are expected to be down slightly compared to the prior year • Full year average deposits are expected to be relatively stable with the prior year • Net interest income and other financing income growth of 3%-5% • Adjusted non-interest income relatively stable with the prior year* • Adjusted expenses 0%-1%; adjusted efficiency ratio ~62%* • Adjusted operating leverage of ~2%* • Effective tax rate expected in the 30%-31% range • Net charge-offs of 35-50 bps * The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in appendix.

Executing on our strategy 22 Note: The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. (1) Non-GAAP; see appendix for reconciliation

Commercial retail lending overview

($ in millions)	As of 9/30/17					
	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
REITs	$1,451	$2,776	52%	—	—	27
Investor real estate (IRE)	956	1,034	92%	14	1%	318
C&I	1,236	2,393	52%	45	4%	7,310
CRE-OO	637	669	95%	30	5%	1,278
Asset Based Lending	682	1,695	40%	41	6%	25
Total Retail(1)	$4,962	$8,567	58%	$130	3%	8,958

Total retail

- Approximately $200 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- Portfolio exposure to REITs specializing in enclosed malls consists of a small number of credits, all of which are investment grade
- IRE portfolio is widely distributed, largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$380 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$160 million outstanding to ~700 clients
  - Non-store retailers ~$175 million outstanding to ~270 clients
  - Less than $60 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- Asset Based Lending portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well-placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Securities portfolio (not included on this slide) includes ~$792 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 35% credit enhancement, and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$70 million in retail related high quality, investment grade corporate bonds

(1) Does not include $26 million of retail related operating leases.
* Represents the number of clients with loan balances outstanding.

23

REGIONS

Energy lending overview

($ in millions)	As of 9/30/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	As of 6/30/17 Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$513	$758	68%	$274	53%	$601	$926	65%	$335	56%
Exploration and production (E&P)	699	1,330	53%	354	51%	678	1,261	54%	388	57%
Midstream	524	1,225	43%	12	2%	519	1,188	44%	13	3%
Downstream	72	277	26%	15	21	81	299	27%	16	20%
Other	94	234	40%	—	—%	106	287	37%	3	3
Total direct	1,902	3,824	50%	655	34%	1,985	3,961	50%	755	38%
Indirect	572	935	61%	112	20%	544	994	55%	103	19%
Direct and indirect	2,474	4,759	52%	767	31%	2,529	4,955	51%	858	34%
Operating leases	66	66	—	28	42%	97	97	—	58	60%
Loans held for sale	1	1	—	1	100%	1	1	—	1	100%
Total energy	$2,541	$4,826	53%	$796	31%	$2,627	$5,053	52%	$917	35%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 6.1% of direct energy balances at 9/30/17 vs 6.9% at 6/30/17
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 30% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs were $28 million for 3Q17 and $59 million for 2017 year to date
- Under a scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 13% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 180%[1]

Note: Securities portfolio contained ~$3MM of high quality, investment grade corporate bonds that are energy related at 9/30/17, down $1mm from 6/30/17.
A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.
(1) Non-GAAP; see appendix for reconciliation

24

REGIONS

Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 9/30/17 ($ in millions)	# of Clients*	Commentary
Marine	$324	7	Sector remains under stress and will likely remain under stress in 2018. Contract coverage totals 54% of outstandings for remainder of 2017.
Integrated OFS	91	6	Stabilized conditions for companies servicing onshore activity. Average utilization is 32% indicating clients have ample liquidity.
Compression	46	2	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	10	2	Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	42	2	Outlook for onshore drillers has stablilized. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	513	19	
Exploration and Production (E&P)	699	28**	
Total OFS and E&P	$1,212		

OFS Portfolio

- 39% shared national credit (SNC) loans
- 68% utilization rate compared to 65% in 2Q17
- 79% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 99% shared national credit (SNC) loans
- 53% utilization rate compared to 54% in 2Q17
- Essentially all non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

25

REGIONS

Commercial - Non-Energy, $2,211 Investor Real Estate, $134 Consumer Real Estate Secured, $1,145 Consumer Non-Real Estate Secured, $292 Commercial - Energy (Direct), $378 Loan balances by select states As of September 30, 2017 Texas Louisiana Commercial - Non- Energy, $4,288 Investor Real Estate, $984 Consumer Real Estate Secured, $1,163 Consumer Non-Real Estate Secured, $1,013 Commercial - Energy (Direct), $1,043 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $43 $43 $188 $74 $20 $368 Dallas 106 31 113 62 30 342 San Antonio — 26 25 16 17 84 Other 9 75 95 4 7 190 Total $158 $175 $421 $156 $174 $984 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $34 $1 $9 $9 $10 $63 New Orleans 4 5 1 1 5 16 Other 5 4 30 1 15 55 Total $43 $10 $40 $11 $30 $134 $4.2B$8.5B 26

Loan balances by select states (continued) As of September 30, 2017 Alabama Mississippi Commercial - Non- Energy, $4,866 Investor Real Estate, $270 Consumer Real Estate Secured, $3,577 Consumer Non-Real Estate Secured, $807 Commercial - Non-Energy, $1,454 Investor Real Estate, $131 Consumer Real Estate Secured, $927 Consumer Non-Real Estate Secured, $356 Commercial - Energy (Direct), $26 $2.9B$9.5B Investor Real Estate ($ in millions) Office Retail Multi- Family Single Family Other Total Birmingham $16 $21 $6 $14 $19 $76 Huntsville 81 15 5 4 1 106 Mobile / Baldwin County 2 15 3 1 17 38 Other 7 9 17 9 8 50 Total $106 $60 $31 $28 $45 $270 Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $79 $79 Jackson/Other 4 4 21 1 3 33 Gulfport / Biloxi / Pascagoula — — 18 — 1 19 Total $4 $4 $39 $1 $83 $131 Commercial- Energy (Direct), $18 27

Loan balances by select states (continued) As of September 30, 2017 Commercial - Non- Energy, $5,583 Investor Real Estate, $1,360 Consumer Real Estate Secured, $7,946 Consumer Non-Real Estate Secured, $1,360 Florida Investor Real Estate ($ in millions) Office Retail Multi-Family Single Family Other Total Miami-Fort Lauderdale CBSA/Key West $32 $132 $106 $41 $165 $476 Tampa/Sarasota 134 21 42 50 193 440 Orlando 8 7 63 37 74 189 Jacksonville 8 19 — 10 12 49 Other 20 19 6 98 63 206 Total $202 $198 $217 $236 $507 $1,360 $16.2B 28 Commercial- Energy (Direct), $0

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended								
($ amounts in millions)		**9/30/2017**	6/30/2017	3/31/2017	12/31/2016	9/30/2016	3Q17 vs. 2Q17		3Q17 vs. 3Q16	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	**$ 886**	$ 909	$ 877	$ 899	$ 934	$ (23)	(2.5)%	$ (48)	(5.1)%
Adjustments:										
Branch consolidation, property and equipment charges		**(5)**	(7)	(1)	(17)	(5)	2	(28.6)%	—	NM
Loss on early extinguishment of debt		**—**	—	—	—	(14)	—	NM	14	(100.0)%
Salary and employee benefits—severance charges		**(1)**	(3)	(4)	(5)	(3)	2	(66.7)%	2	(66.7)%
Adjusted non-interest expense (non-GAAP)	B	**$ 880**	$ 899	$ 872	$ 877	$ 912	$ (19)	(2.1)%	$ (32)	(3.5)%
Net interest income and other financing income (GAAP)		**$ 898**	$ 882	$ 859	$ 853	$ 835	$ 16	1.8 %	$ 63	7.5 %
Taxable-equivalent adjustment		**23**	22	22	21	21	1	4.5 %	2	9.5 %
Net interest income and other financing income, taxable-equivalent basis	C	**$ 921**	$ 904	$ 881	$ 874	$ 856	$ 17	1.9 %	$ 65	7.6 %
Non-interest income (GAAP)	D	**$ 515**	$ 525	$ 510	$ 522	$ 599	$ (10)	(1.9)%	$ (84)	(14.0)%
Adjustments:										
Securities (gains) losses, net		**(8)**	(1)	—	(5)	—	(7)	NM	(8)	NM
Insurance proceeds		**—**	—	—	—	(47)	—	NM	47	(100.0)%
Leveraged lease termination gains, net		**(1)**	—	—	—	(8)	(1)	NM	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans		**—**	(5)	—	(5)	—	5	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	E	**$ 506**	$ 519	$ 510	$ 512	$ 544	$ (13)	(2.5)%	$ (38)	(7.0)%
Total revenue, taxable-equivalent basis	C+D=F	**$ 1,436**	$ 1,429	$ 1,391	$ 1,396	$ 1,455	$ 7	0.5 %	$ (19)	(1.3)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	**$ 1,427**	$ 1,423	$ 1,391	$ 1,386	$ 1,400	$ 4	0.3 %	$ 27	1.9 %
Efficiency ratio (GAAP)	A/F	**61.7%**	63.6%	63.1%	64.4%	64.2%				
Adjusted efficiency ratio (non-GAAP)	B/G	**61.7%**	63.2%	62.7%	63.2%	65.3%				
Fee income ratio (GAAP)	D/F	**35.8%**	36.8%	36.7%	37.4%	41.2%				
Adjusted fee income ratio (non-GAAP)	E/G	**35.4%**	36.5%	36.6%	36.9%	38.8%				

NM - Not Meaningful

29

REGIONS

Non-GAAP reconciliation continued: Non-interest income, non-interest expense and efficiency ratio

($ amounts in millions)		Nine Months Ended September 30			
		2017	2016	2017 vs. 2016	
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/ EXPENSE- CONTINUING OPERATIONS					
Non-interest expense (GAAP)	H	**$ 2,672**	$ 2,718	$ (46)	(1.7)%
Adjustments:					
Professional, legal and regulatory expenses		**—**	(3)	3	(100.0)%
Branch consolidation, property and equipment charges		**(13)**	(41)	28	(68.3)%
Loss on early extinguishment of debt		**—**	(14)	14	(100.0)%
Salary and employee benefits—severance charges		**(8)**	(16)	8	(50.0)%
Adjusted non-interest expense (non-GAAP)	I	**$ 2,651**	$ 2,644	$ 7	0.3 %
Net interest income and other financing income (GAAP)		**$ 2,639**	$ 2,545	$ 94	3.7 %
Taxable-equivalent adjustment		**67**	63	4	6.3 %
Net interest income and other financing income, taxable-equivalent basis	J	**$ 2,706**	$ 2,608	$ 98	3.8 %
Non-interest income (GAAP)	K	**$ 1,550**	$ 1,631	$ (81)	(5.0)%
Adjustments:					
Securities (gains) losses, net		**(9)**	(1)	(8)	NM
Insurance proceeds		**—**	(50)	50	(100.0)%
Leveraged lease termination gains, net		**(1)**	(8)	7	(87.5)%
Gain on sale of affordable housing residential mortgage loans		**(5)**	—	(5)	NM
Adjusted non-interest income (non-GAAP)	L	**$ 1,535**	$ 1,572	$ (37)	(2.4)%
Total revenue, taxable-equivalent basis	J+K=M	**$ 4,256**	$ 4,239	$ 17	0.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	**$ 4,241**	$ 4,180	$ 61	1.5 %
Operating leverage ratio (GAAP)	M-H				2.1 %
Adjusted operating leverage ratio (non-GAAP)	N-I				1.2 %
Efficiency ratio (GAAP)	H/M	**62.8%**	64.1%		
Adjusted efficiency ratio (non-GAAP)	I/N	**62.5%**	63.3%		
Fee income ratio (GAAP)	K/M	**36.4%**	38.5%		
Adjusted fee income ratio (non-GAAP)	L/N	**36.2%**	37.6%		

NM - Not Meaningful

30

REGIONS

Non-GAAP reconciliation: pre-tax pre-provision income

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)

The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended								
($ amounts in millions)	**9/30/2017**	6/30/2017	3/31/2017	12/31/2016	9/30/2016	3Q17 vs. 2Q17		3Q17 vs. 3Q16	
Net income from continuing operations available to common shareholders (GAAP)	$ **296**	$ 301	$ 278	$ 278	$ 303	$ (5)	(1.7)%	$ (7)	(2.3)%
Preferred dividends (GAAP)	**16**	16	16	16	16	—	NM	—	NM
Income tax expense (GAAP)	**139**	133	128	134	152	6	4.5 %	(13)	(8.6)%
Income from continuing operations before income taxes (GAAP)	**451**	450	422	428	471	1	0.2 %	(20)	(4.2)%
Provision for loan losses (GAAP)	**76**	48	70	48	29	28	58.3 %	47	162.1 %
Pre-tax pre-provision income from continuing operations (non-GAAP)	**527**	498	492	476	500	29	5.8 %	27	5.4 %
Other adjustments:									
Gain on sale of affordable housing residential mortgage loans	**—**	(5)	—	(5)	—	5	(100.0)%	—	NM
Securities (gains) losses, net	**(8)**	(1)	—	(5)	—	(7)	NM	(8)	NM
Insurance proceeds	**—**	—	—	—	(47)	—	NM	47	(100.0)%
Leveraged lease termination gains, net	**(1)**	—	—	—	(8)	(1)	NM	7	(87.5)%
Salaries and employee benefits—severance charges	**1**	3	4	5	3	(2)	(66.7)%	(2)	(66.7)%
Branch consolidation, property and equipment charges	**5**	7	1	17	5	(2)	(28.6)%	—	NM
Loss on early extinguishment of debt	**—**	—	—	—	14	—	NM	(14)	(100.0)%
Total other adjustments	**(3)**	4	5	12	(33)	(7)	(175.0)%	30	(90.9)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$ **524**	$ 502	$ 497	$ 488	$ 467	$ 22	4.4 %	$ 57	12.2 %

NM - Not Meaningful

31

REGIONS

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. Non-GAAP reconciliation: Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale 32 As of ($ amounts in millions) 9/30/2017 6/30/2017 3/31/2017 12/31/2016 9/30/2016 Allowance for loan losses (GAAP) $ 1,041 $ 1,041 $ 1,061 $ 1,091 $ 1,126 Less: Direct energy portion 115 136 123 147 176 Adjusted allowance for loan losses (non-GAAP) $ 926 $ 905 $ 938 $ 944 $ 950 Total non-accrual loans (GAAP) $ 760 $ 823 $ 1,004 $ 995 $ 1,078 Less: Direct energy non-accrual loans 247 267 310 311 305 Adjusted total non-accrual loans (non-GAAP) $ 513 $ 556 $ 694 $ 684 $ 773 Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP) 1.37x 1.27x 1.06x 1.10x 1.04x Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) 1.80x 1.63x 1.35x 1.38x 1.23x

Non-GAAP reconciliation: YTD return on average tangible stockholders' equity and earnings per common share from continuing operations

The tables below present computations of "adjusted net income from continuing operations available to common shareholders," "adjusted return on average tangible common stockholders' equity" and "adjusted earnings per common share from continuing operations," which exclude certain significant items that are included in the financial results presented in accordance with GAAP. Management believes these measures provide a meaningful base for period-to-period comparisons, and will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. These non-GAAP measures also provide analysts and investors certain metrics regarding the progress of the Company in comparison to long-term expected results previously communicated.

($ amounts in millions)		Year ended December 31 2016	2015	2016 vs. 2015	
ADJUSTED RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY					
Net income from continuing operations available to common shareholders (GAAP)	A	$ 1,094	$ 1,011	$ 83	8.2 %
Total net adjustments to non-interest expense[1]		96	153	(57)	(37.3)%
Total net adjustments to non-interest income[1]		(69)	(128)	59	(46.1)%
Income tax adjustment[2]		(2)	(28)	26	(92.9)%
Adjusted net income from continuing operations available to common shareholders (non-GAAP)	B	$ 1,119	$ 1,008	$ 111	11.0 %
Average stockholders' equity (GAAP)		$ 17,126	$ 16,916	$ 210	1.2 %
Less: Average intangible assets (GAAP)		5,125	5,099	26	0.5 %
Average deferred tax liability related to intangibles (GAAP)		(162)	(170)	8	(4.7)%
Average preferred stock (GAAP)		820	848	(28)	(3.3)%
Average tangible common stockholders' equity (non-GAAP)	C	$ 11,343	$ 11,139	$ 204	1.8 %
Return on average tangible common stockholders' equity (non-GAAP)[3]	A/C	9.65%	9.07%		
Adjusted return on average tangible common stockholders' equity (non-GAAP)[3]	B/C	9.87%	9.04%		
ADJUSTED EARNINGS PER COMMMON SHARE					
Weighted average number of shares outstanding (diluted)	D	1,261	1,334		
Earnings per common share from continuing operations (GAAP)	A/D	$ 0.87	$ 0.76	$ 0.11	14.5 %
Adjusted earnings per common share from continuing operations (non-GAAP)	B/D	$ 0.89	$ 0.76	$ 0.13	17.1 %

(1) Refer to the non-GAAP reconciliation on page 45 of Regions' Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.
(2) The computation of the income tax impact for adjusted items is based on 38.5%, comprised of the statutory federal rate of 35%, adjusted for applicable state income taxes, net of the related federal tax benefit. The tax adjustment also includes the tax impact from leveraged lease termination gains.
(3) On a continuing operations basis.

33

REGIONS

Forward-looking statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The terms “Regions,” the “Company,” “we,” “us” and “our” mean Regions Financial Corporation, a Delaware corporation, and its subsidiaries when or where appropriate. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 34

Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, malware, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. Forward-looking statements continued 35

® 36